UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4401 NW 167th Street
Miami, Florida 33055

(Address of Principal Executive Office) (Zip Code)

(305) 830-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2016, VPR Brands, L.P. (“VPR Brands”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Vapor Corp. (“Vapor”) and VPR Brands’ Chief Executive Officer, Kevin Frija (the former Chief Executive Officer of Vapor), pursuant to which Vapor sold Vapor’s wholesale operations and inventory related thereto (collectively, “Assets”) to VPR Brands, which Vapor’s business is operated at 3001 Griffin Road, Dania Beach, Florida 33312 (the “Dania Beach Premises”). The transactions contemplated by the Purchase Agreement closed on July 29, 2016.

The consideration exchanged in the transaction, in addition to the Assets, included:

●	A secured, one-year promissory note from VPR Brands to Vapor in the principal amount of $370,000 (the “Acquisition Note”) bearing an interest rate of 4.5%, which payments thereunder are $10,000 per month, with such payments deferred and commencing on October 28, 2016, with a balloon payment of the remainder of principal and interest on July 29, 2017.

In exchange for a $500,000 loan from Vapor to VPR Brands, a secured, 36-month promissory note from VPR Brands to Vapor in the principal amount of $500,000 (the “Secured Promissory Note”; together with the Acquisition Note, are referred to herein as the “Notes”) bearing an interest rate of prime plus 2% (which rate resets annually on July 29th), which payments thereunder are $14,000 per month, with such payments deferred and commencing on January 26, 2017, with subsequent installments payable on the same day of each month thereafter and in the 37th month (on July 29, 2019), a balloon payment for all remaining accrued interest and principal.

●	The assumption by VPR Brands of certain liabilities related to Vapor’s wholesale operations, including but not limited to the month-to-month lease for the Dania Beach Premises (“Assumption of Liabilities”).

Notwithstanding the above, pursuant to the Purchase Agreement, Vapor continues to own its accounts receivable from its wholesale operations as of July 29, 2016. However, Vapor agreed to use its commercially reasonable efforts, consistent with standard industry practice, to collect such accounts receivable, and any and all amounts so collected (i) up to $150,000 (net of any refunds) in the aggregate shall be credited against payment of the Acquisition Note and (ii) in excess of $150,000 (up to $95,800) will be transferred to Mr. Frija as consideration for the transfer to Vapor by Mr. Frija of 1,405,910,203 shares of Vapor’s common stock that he had acquired on the open market (“Retired Shares”).

The Purchase Agreement contained customary representations, warranties, and covenants of VPR Brands and Vapor. Vapor also agreed to a restrictive covenant prohibiting it from competing with VPR Brands for a period of three years in the wholesale distribution of electronic cigarette products that comprise the Assets.

With respect to the Notes, noncompliance with any of the covenants in the Notes or other Transaction Documents (as defined in the Notes) without cure or waiver would constitute an event of default under the Notes. An event of default resulting from a breach of a covenant may result, at the option of Vapor, in an acceleration of the principal and interest outstanding. At any time after the occurrence and during the continuance of an event of default, the Notes will bear interest at a rate per annum equal to the lower of fifteen percent (15%) per annum or the highest rate allowed by law. The Notes also contain other customary events of default (subject to specified grace periods, as applicable), including defaults based on (i) nonpayment of principal, interest or charges when due, (ii) any representation or warranty by VPR Brands in the Notes or other Transaction Documents at the time made is false or misleading in any material respect, (iii) VPR Brands making any principal or interest payment on any unsecured indebtedness (other than Permitted Indebtedness (as defined in the Notes)) prior to the repayment of all of the principal amount outstanding under the Notes without first obtaining the prior written consent of Vapor, (iv) VPR Brands defaulting on any other indebtedness (in excess of $50,000) or material obligation to which it is a party and any other party to any such indebtedness or material agreement with VPR Brands in default exercises any remedies which it may be entitled, (v) VPR Brands experiencing a Change of Control (as defined in the Notes) at any time while the Notes are outstanding, or (vi) the occurrence of a cross default under either of the Notes.

Pursuant to the terms of that certain Security Agreement, dated July 29, 2016, between VPR Brands and Vapor (“Security Agreement”), the Acquisition Note and the Secured Promissory Note are secured by all of the assets of VPR Brands and its subsidiaries.

The Assumption of Liabilities by VPR Brands is governed by that certain Assignment and Assumption Agreement, dated July 29, 2016, between VPR Brands and Vapor (“Assignment and Assumption Agreement”).

Other than the ownership of the Retired Shares by Mr. Frija, there is no material relationship between VPR Brands, on the one hand, and Vapor, on the other hand, other than in respect of the Purchase Agreement.

A copy of the Purchase Agreement, Acquisition Note, Secured Promissory Note, Security Agreement, and Assignment and Assumption Agreement are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement, Acquisition Note, Secured Promissory Note, Security Agreement, and Assignment and Assumption Agreement are qualified in their entirety by reference to the full text of such agreements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under Item 1.01 are incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure contained in Item 1.01 above regarding the Acquisition Note, Secured Promissory Note, Security Agreement and Assumption of Liabilities, which are incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On August 3, 2016, VPR Brands issued a press release announcing the closing of VPR Brands acquisition of the Assets from Vapor. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including the information set forth in Exhibit 99.1 shall neither be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated July 29, 2016, among Vapor Corp., VPR Brands, LP, and Kevin Frija

10.2	Acquisition Note, dated July 29, 2016, from VPR Brands, LP to Vapor Corp., in the principal amount of $370,000

10.3	Secured Promissory Note, dated July 29, 2016, from VPR Brands, LP to Vapor Corp., in the principal amount of $500,000

10.4	Security Agreement, dated July 29, 2016, between VPR Brands, LP and Vapor Corp.

10.5	Assignment and Assumption Agreement, dated July 29, 2016, between VPR Brands, LP and Vapor Corp.

99.1	VPR Brands, LP Press Release, dated August 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VPR BRANDS, LP.

Date: August 3, 2016	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated July 29, 2016, among Vapor Corp., VPR Brands, LP, and Kevin Frija

10.2	Acquisition Note, dated July 29, 2016, from VPR Brands, LP to Vapor Corp., in the principal amount of $370,000

10.3	Secured Promissory Note, dated July 29, 2016, from VPR Brands, LP to Vapor Corp., in the principal amount of $500,000

10.4	Security Agreement, dated July 29, 2016, between VPR Brands, LP and Vapor Corp.

10.5	Assignment and Assumption Agreement, dated July 29, 2016, between VPR Brands, LP and Vapor Corp.

99.1	VPR Brands, LP Press Release, dated August 3, 2016